UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/04/2005

Time Warner Telecom Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-30218

DE	841500624
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of Principal Executive Offices, Including Zip Code)

303-566-1284
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Roscoe C. Young, II has been elected as an independent director of the Company effective May 1, 2005 by the Company's board of directors, and has been appointed to the Audit, Compensation and Human Resources and Benefits Committees of the board of directors. Mr. Young will stand for election to the board of directors at the Company's 2005 Annual Meeting on June 16, 2005.

Mr. Young is presently Chief Executive Officer and Chief Operations Officer of KMC Telecom Holdings, a provider of telecommunications infrastructure and services. KMC Telecom Holdings has entered into agreements for the sale of its competitive local exchange carrier assets, which are expected to close in the second or third quarter of 2005. Mr. Young has agreed to remain in his current position to facilitate the closing of these sales and thereafter plans to discontinue his employment with KMC.

Item 7.01.    Regulation FD Disclosure

Time Warner Telecom Inc. intends to use the slide set forth in Exhibit 99.1 in a presentation to investors on May 5, 2005.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

    Exhibit 99.1 Industry Consolidation Slide

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: May 04, 2005.	By:	/s/ Tina Davis
Tina Davis
Vice President and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Industry Consolidation Slide